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                                                                    Exhibit 5.1


                          [FOLEY & LARDNER LETTERHEAD]



                                October 28, 1999



AppNet, Inc.
Suite 1000
6707 Democracy Boulevard
Bethesda, MD 20817

Ladies and Gentlemen:

                  We have acted as special counsel for AppNet, Inc., a Delaware corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 4,000,000 shares of the Company's common stock, $.0005 par value (the "Common Stock"), together with up to 600,000 additional shares of Common Stock being registered to cover the over-allotment option granted by certain selling stockholders of the Company (the "Selling Stockholders") to the underwriters.

                  In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws; (iii) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities covered by the Registration Statement; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company is a corporation validly existing under the laws of the State of Delaware.





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October 28, 1999
Page 2


                  2. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Company, when the price thereof has been determined in the manner provided by action of the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

                  3. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Selling Stockholders are, and when sold in the manner contemplated in the Registration Statement and Prospectus will continue to be, validly issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.


                                                     Very truly yours,



                                                     FOLEY & LARDNER